                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              WPL HOLDINGS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                              [WPL HOLDINGS LOGO]

   222 WEST WASHINGTON AVENUE  P.O. BOX 2568  MADISON, WI 53701-2568  PHONE:
                                 608/252-4888

                                 March 7, 1997

To the Owners of WPL Holdings, Inc.:

  We extend a cordial invitation to you to join us at the 1997 Annual Meeting of Shareowners. The meeting will be held immediately following the Annual Meeting of Shareowners of Wisconsin Power and Light Company in the Exhibition Hall at the Dane County Expo Center, 1881 Expo Mall, Madison, Wisconsin, on April 23, 1997, at 10:00 a.m. To help with directions, a map showing the location of the meeting site is provided on the last page of this document. Parking will be available at no cost. If you plan to join us, please indicate the names of the individuals who will be attending on the enclosed proxy card reservation form.

  WPL Holdings, Inc. (the Company) and Wisconsin Power and Light Company (WP&L), a subsidiary of the Company, will be holding separate shareowner meetings. If you are a shareowner of the Company and a preferred shareowner of WP&L, you will receive two Notices of Annual Meeting and Proxy Statements and two proxy cards, one for each company. If you are a shareowner of both companies, you will have to return both cards to vote all your shares.

  The enclosed Notice of Annual Meeting and Proxy Statement sets forth the items to be considered at the meeting of the Company. There will also be informative reports on the affairs of the Company, WP&L, and Heartland Development Corporation, after which shareowners will be given the opportunity to ask questions and make comments. A lunch will be served following the meeting.

  It is important to your interests, and also is helpful to the directors of the Company, that all shareowners participate in the affairs of the Company, regardless of the number of shares owned. Whether or not you plan to attend the meeting, please sign and date the enclosed proxy card and return it in the postage paid envelope. You may, of course, still vote your shares in person at the meeting even if you have previously returned your proxy.

  Your participation in person or by proxy is very important.

                                          Sincerely,
                                          [LOGO OF ERROLL B. DAVIS, JR.]
                                          Erroll B. Davis, Jr.
                                          President and Chief Executive
                                           Officer

                              WPL HOLDINGS, INC.

                         ANNUAL MEETING OF SHAREOWNERS

                   DATE:  April 23, 1997
                   TIME:  Directly Following the 10:00 a.m.
                          Annual Meeting of
                          Wisconsin Power and Light Company
                  LOCATION:    Exhibition Hall at the
                               Dane County Expo Center
                               Madison, Wisconsin
                               (See map printed on last
                               page of this document.)



                        SHAREOWNER INFORMATION NUMBERS

           LOCAL CALLS (MADISON AREA)......................252-3110

           TOLL FREE NUMBER..........................1-800-356-5343

                            [LOGO OF WPL HOLDINGS]

   222 WEST WASHINGTON AVENUE  P.O. BOX 2568  MADISON, WI 53701-2568  PHONE:
                                 608/252-4888

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS

               DIRECTLY FOLLOWING THE 10:00 A.M., APRIL 23, 1997
      ANNUAL MEETING OF SHAREOWNERS OF WISCONSIN POWER AND LIGHT COMPANY

  The Annual Meeting of Shareowners of WPL Holdings, Inc. (the Company) will be held in the Exhibition Hall at the Dane County Expo Center, 1881 Expo Mall, Madison, Wisconsin, on April 23, 1997, directly following the 10:00 a.m., local time, Annual Meeting of Shareowners of Wisconsin Power and Light Company, for the following purposes:

    (1) To elect a total of three directors for terms expiring at the 2000 Annual Meeting of Shareowners.

    (2) To consider and act upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

  The Board of Directors of the Company presently knows of no other business to come before the meeting.

  Only the holders of common stock of record on the books of the Company at the close of business on February 25, 1997, are entitled to vote at the meeting. All such shareowners are requested to be present at the meeting in person or by proxy, so that the presence of a quorum may be assured.

  PLEASE SIGN AND RETURN YOUR PROXY IMMEDIATELY. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AT THE REGISTRATION DESK AND VOTE IN PERSON. ALL SHAREOWNERS ARE URGED TO RETURN THEIR PROXIES PROMPTLY.

  Your proxy covers all of your shares of common stock of the Company. For present or past employees of the Company or Wisconsin Power and Light Company, your proxy includes any shares held for your account under the Company's Dividend Reinvestment and Stock Purchase Plan. For shares credited to an account under the Wisconsin Power and Light Company Employees' Retirement Savings Plan (formerly the Employees' Long Range Savings and Investment Plan), you will receive a form of proxy from the trustee of the plan.

  A copy of the 1996 Annual Report of the Company is enclosed.

                                          By Order of the Board of Directors,
                                          [LOGO EDWARD M. GLEASON]
                                          Edward M. Gleason
                                          Vice President, Treasurer
                                          and Corporate Secretary

Madison, Wisconsin
March 7, 1997

                            [LOGO OF WPL HOLDINGS]

   222 WEST WASHINGTON AVENUE  P.O. BOX 2568  MADISON, WI 53701-2568  PHONE:
                                 608/252-4888

                                 March 7, 1997

                          PROXY STATEMENT RELATING TO
                      1997 ANNUAL MEETING OF SHAREOWNERS

  The purposes of the meeting are set forth in the accompanying notice. The enclosed proxy relating to the meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. Following the original solicitation of proxies by mail, beginning on or about March 7, 1997, certain of the officers and regular employees of the Company may solicit proxies by telephone, telegraph or in person, but without extra compensation. The Company will pay to banks, brokers, nominees, and other fiduciaries, their reasonable charges and expenses incurred in forwarding the proxy material to their principals.

  The Company is the parent holding company of Wisconsin Power and Light Company (WP&L) and Heartland Development Corporation (HDC). The Company, IES Industries Inc. (IES), Interstate Power Company (IPC) and certain related companies have entered into an Agreement and Plan of Merger, dated as of November 10, 1995, as amended (Merger Agreement), pursuant to which the Company, IES and IPC will combine into a single entity to be known after the combination as Interstate Energy Corporation. Shareowners of each of the merger partners approved the transaction and certain related matters at separate shareowner meetings held on September 5, 1996. Subject to receipt of regulatory approvals, the proposed combination is currently expected to close by the end of the third quarter of 1997. As provided in the Merger Agreement, at the effective time of the combination, the Board of Directors of Interstate Energy Corporation will consist of fifteen directors, six designated by the Company, six designated by IES and three designated by IPC.

  The Company will furnish without charge, to each shareowner who is entitled to vote at the meeting and who makes a written request, a copy of the Company's Annual Report on Form 10-K (not including exhibits thereto), as filed pursuant to the Securities Exchange Act of 1934. Written requests for the Form 10-K should be mailed to the Corporate Secretary at the address stated above.

                             ELECTION OF DIRECTORS

  Three directors are to be elected at the meeting. Erroll B. Davis, Jr., Milton E. Neshek and Carol T. Toussaint are nominees to hold office for a term expiring at the 2000 Annual Meeting of Shareowners of the Company or until their successors have been duly elected and qualified.

  Directors will be elected by a plurality of the votes cast at the meeting (assuming a quorum is present). An abstention from voting will be tabulated as a vote withheld on the election, and will be included in computing the number of shares present for purposes of determining the presence of a quorum, but will not be considered in determining whether each of the directors to be elected has received a plurality of the votes cast at the meeting. A broker or nominee holding shares registered in its name, or the name of a nominee, which are beneficially owned by another person, and for which the nominee has not received instructions as to the voting from the beneficial owner, has the discretion to vote the beneficial owner's shares with respect to the election of directors. The proxies solicited may be voted for a substitute nominee or nominees in the event that any of the nominees shall be unable to serve, or for good reason will not serve, a contingency not now anticipated.

  Brief biographies of the director nominees and continuing directors follow. These biographies include their age (as of December 31, 1996), an account of their business experience, and the names of publicly-held and certain other corporations of which they are also directors. Except as otherwise indicated, each nominee and continuing director has been engaged in his or her present occupation for at least the past five years.

                                   Nominees

ERROLL B. DAVIS, JR.

[PHOTO]              Principal Occupation: President and Chief Executive
                      Officer of the Company; President and Chief Executive Officer of WP&L; Chairman of the Board of HDC.

                     Age: 52

                     Served as director since: May 1982

                     Annual Meeting at which nominated term of office will
                      expire: 2000

Other Information: Mr. Davis was elected President of the Company in January 1990, and was elected President and Chief Executive Officer of the Company effective July 1, 1990. He has served as a director of WP&L since April 1984. Mr. Davis joined WP&L in August 1978 and was elected President in July 1987. He was elected to his current position with WP&L in August 1988. Mr. Davis was elected Chairman of the Board of HDC effective July 1, 1990. He is a director of the Edison Electric Institute, the Association of Edison Illuminating Companies, Amoco Oil Company, Competitive Wisconsin, Inc., PPG Industries, Inc., Sentry Insurance Company (a mutual company), and the Wisconsin Utilities Association. Mr. Davis is also a director and past chair of the Wisconsin Association of Manufacturers and Commerce, a director and vice chair of Forward Wisconsin, and a director and vice chair of the Electric Power Research Institute.

MILTON E. NESHEK
[PHOTO]             Principal Occupation: President, Chief Executive Officer
                      and Director of the law firm of Godfrey, Neshek, Worth, Leibsle and Conover, S.C., Elkhorn, Wisconsin; and General Counsel, Assistant Secretary and Manager, New Market Development, Kikkoman Foods, Inc. (a food products manufacturer), Walworth, Wisconsin.

                     Age: 66

                     Served as director since: December 1986

                     Annual Meeting at which nominated term of office will
                      expire: 2000

Other Information: Mr. Neshek has served as a director of WP&L since November 1984. Mr. Neshek is a director of Heartland Properties, Inc. (HPI) and Capital Square Financial Corporation, subsidiaries of HDC. He is also a director of Kikkoman Foods, Inc.; Midwest U.S.-Japan Association; Regional Transportation Authority (for southeast Wisconsin); and Wisconsin-Chiba, Inc. He is a fellow in the American College of Probate Counsel. Mr. Neshek is active in the Walworth County Bar Association, the State Bar of Wisconsin, and the American Judicature Society. Mr. Neshek is also a member of the Wisconsin Sesquicentennial Commission and a member of the Executive and Finance Committee for the Wisconsin Sesquicentennial Commission.

CAROL T. TOUSSAINT
[PHOTO]              Principal Occupation: Consultant

                     Age: 67

                     Served as director since: February 1994

                     Annual Meeting at which nominated term of office will
                      expire: 2000

Other Information: Mrs. Toussaint has served as a director of WP&L since August 1976. She is an independent consultant on board organization, fund development and public relations working primarily with nonprofit organizations. She is the owner of Vantage Point, a lecture program business, and an Associate of Hayes Briscoe, a fund development consulting firm. She is an active member and past chair of the Utility Women's Conference, a national organization open to women serving as directors or officers of investor-owned electric, gas, water and telephone companies.

  THE BOARD OF DIRECTORS RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREOWNER TO VOTE "FOR" ALL NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" ALL NOMINEES.

                             Continuing Directors

L. DAVID CARLEY
[PHOTO]
                     Principal Occupation: Consultant to institutions and
                      associations in higher education and health care delivery; financial advisor to and investor in small businesses.

                     Age: 68

                     Served as director since: February 1994

                     Annual Meeting at which current term of office will
                      expire: 1998


Other Information: Mr. Carley has served as a director of WP&L from 1975 to 1977, and again since October 1983. He is a trustee of the Kennedy Presidential Library, and is the Chairman of the Board of Alliance Therapies Inc., a health rehabilitation firm.

ROCKNE G. FLOWERS
[PHOTO]
                     Principal Occupation: President and Director of Nelson
                      Industries, Inc. (a muffler, filter, industrial silencer, and active sound and vibration control technology and manufacturing firm), Stoughton, Wisconsin.

                     Age: 65

                     Served as director since: April 1981

                     Annual Meeting at which current term of office will
                      expire: 1999

Other Information: Mr. Flowers has served as a director of WP&L since February 1994. He previously served as a director of WP&L from April 1979 to July 1990. Mr. Flowers is also a director of RMT, Inc., a subsidiary of

HDC; Digisonix, Inc.; American Family Mutual Insurance Company; Janesville Sand and Gravel Company; M&I Madison Bank; Meriter Health Services, Inc.; Meriter Hospital; the Wisconsin History Foundation, and University Research Park.

DONALD R. HALDEMAN
[PHOTO]
                     Principal Occupation: Executive Vice President and Chief
                      Executive Officer, Rural Insurance Companies (a mutual group), Madison, Wisconsin; and farm owner-operator, Norwalk, Wisconsin.

                     Age: 60

                     Served as director since: February 1994

                     Annual Meeting at which current term of office will
                      expire: 1998

Other Information: Mr. Haldeman has served as a director of WP&L since July 1985. Mr. Haldeman is also a director of Competitive Wisconsin, Inc., and a member of the Board of Directors of the Natural Resources Foundation of Wisconsin, Inc.

KATHARINE C. LYALL
[PHOTO]
                     Principal Occupation: President, University of Wisconsin
                      System, Madison, Wisconsin.

                     Age: 55

                     Served as director since: February 1994

                     Annual Meeting at which current term of office will
                      expire: 1999

Other Information: Ms. Lyall has served as President of the University of Wisconsin System since April 1992. Prior to becoming President, she served as Executive Vice President of the University of Wisconsin System. Ms. Lyall has served as a director of WP&L since October 1986. She also serves on the Board of Directors of the Kemper National Insurance Companies and the Carnegie Foundation for the Advancement of Teaching. She is a member of a variety of professional and community organizations, including the American Economic Association; the Association of American Universities (currently serving on the Executive Committee); the Wisconsin Academy of Sciences, Arts and Letters; the American Red Cross (Dane County); Competitive Wisconsin, Inc.; and Forward Wisconsin. In addition to her administrative position, she is a professor of economics at the University of Wisconsin-Madison.

ARNOLD M. NEMIROW
[PHOTO]
                     Principal Occupation: Chairman, President and Chief
                      Executive Officer, Bowater, Inc. (a pulp and paper manufacturer), Greenville, South Carolina.

                     Age: 53

                     Served as director since: February 1991

                     Annual Meeting at which current term of office will
                      expire: 1998

Other Information: Mr. Nemirow served as President, Chief Executive Officer and Director of Wausau Paper Mills Company, a pulp and paper manufacturer, from 1990 until joining Bowater, Inc., in September 1994. Mr. Nemirow has served as a director of WP&L since February 1994. He is a member of the New York Bar.

HENRY C. PRANGE
[PHOTO]
                     Principal Occupation: Retired Chairman of the Board, H.
                      C. Prange Company (retail stores), Green Bay, Wisconsin.

                     Age: 69

                     Served as director since: December 1986

                     Annual Meeting at which current term of office will
                      expire: 1999

Other Information: Mr. Prange has served as a director of WP&L since December 1965.

JUDITH D. PYLE
[PHOTO]
                     Principal Occupation: Vice Chair of The Pyle Group, a
                      financial services company, Madison, Wisconsin.

                     Age: 53

                     Served as a director since: May 1992

                     Annual Meeting at which current term of office will
                      expire: 1998

Other Information: Prior to assuming her current position, Ms. Pyle served as Vice Chair and Senior Vice President of Corporate Marketing of Rayovac Corporation (a battery and lighting products manufacturer), Madison, Wisconsin. Ms. Pyle has served as a director of WP&L since February 1994. Ms. Pyle is a director of

Firstar Corporation. She is also a member of the Board of Visitors at the University of Wisconsin School of Business and the School of Human Ecology. Further, Ms. Pyle is a member of Boards of Directors of the United Way Foundation, Greater Madison Chamber of Commerce, Madison Art Center, and Wisconsin Taxpayers Alliance, and is a trustee of the White House Endowment Fund.

                     MEETINGS AND COMMITTEES OF THE BOARD

  The Board of Directors of the Company has standing Audit, Compensation and Personnel, and Nominating and Governance Committees. A description of the duties of each committee and meetings held during 1996 follows.

AUDIT COMMITTEE

  The committee consists of L. D. Carley, R. G. Flowers, D. R. Haldeman, and
K. C. Lyall (Chair). The committee held two meetings in 1996. The committee reviews the reports and comments of the independent auditors; reviews the activities and reports of the Company's internal audit staff; and, in response to the reports and comments of both the independent auditors and internal auditors, recommends to the Board any action which the Audit Committee considers appropriate.

COMPENSATION AND PERSONNEL COMMITTEE

  The committee consists of A. M. Nemirow (Chair), M. E. Neshek, H. C. Prange,
J. D. Pyle, and C. T. Toussaint. The committee held three meetings in 1996. The committee sets executive compensation policy; reviews the performance of and approves salaries for officers and certain other management personnel; reviews and recommends to the Board new or changed employee benefit plans; administers the Company's Long-Term Equity Incentive Plan; reviews major provisions of negotiated employment contracts, if any; and reviews human resource development programs.

NOMINATING AND GOVERNANCE COMMITTEE

  The committee consists of L. D. Carley (Chair), R. G. Flowers, K. C. Lyall,
A. M. Nemirow, H. C. Prange, and J. D. Pyle. The committee held two meetings in 1996. The committee's responsibilities include making recommendations to the Board of Directors for nominees for election to the Board, selecting committee members and chairpersons, making recommendations relating to specific corporate governance issues, and reviewing the CEO's performance. In making recommendations of nominees for election to the Board, the committee will consider nominees recommended by shareowners. Any shareowner wishing to make a recommendation should write the Chief Executive Officer of the Company, who will forward all recommendations to the committee.

  The Board of Directors held eleven meetings during 1996. No director attended less than 86% of the aggregate number of meetings of the Board and Board Committees on which they served.

COMPENSATION OF DIRECTORS

  No fees are paid to directors who are officers of the Company and/or any of its subsidiaries (presently Mr. Davis). Nonmanagement directors, each of whom serve on the Boards of the Company, WP&L, and HDC, receive an annual retainer of $32,800 for service on all three boards. Travel expenses are paid for each meeting day attended. All nonmanagement directors also receive a 25 percent Company matching contribution in common stock for limited optional cash purchases, up to $10,000, of the Company's common stock through the Company's Dividend Reinvestment and Stock Purchase Plan. Matching contributions of $2,500 each for calendar year 1996 were made for the following directors: L. D. Carley, R. G. Flowers, D. R. Haldeman, K. C. Lyall, A. M. Nemirow, M. E. Neshek, H. C. Prange, J. D. Pyle, and C. T. Toussaint.

  Director's Charitable Award Program--The Company maintains a Director's Charitable Award Program for the nonmanagement members of the Board of Directors beginning after three years of service. The purpose of the Program is to recognize the interest of the Company and its directors in supporting worthy institutions, and to enhance the Company's director benefit program so that the Company is able to continue to attract and retain directors of the highest caliber. Under the Program, when a director dies, the Company will donate a total of $500,000 to one qualified charitable organization, or divide that amount among a maximum of four qualified charitable organizations, selected by the individual director. The individual director derives no financial benefit from the Program. All deductions for charitable contributions are taken by the Company, and the donations are funded by the Company through life insurance policies on the directors. Over the life of the Program, all costs of donations and premiums on the life insurance policies, including a return of the Company's cost of funds, will be recovered through life insurance proceeds on the directors. The Program, over its life, will not result in any material cost to the Company.

  Director's Life Insurance Program--The Company maintains a split-dollar Director's Life Insurance Program for nonemployee directors, beginning after three years of service, which provides a maximum death benefit of $500,000 to each eligible director. Under the split-dollar arrangement, directors are provided a death benefit only and do not have any interest in the cash value of the policies. The Life Insurance Program is structured to pay a portion of the total death benefit to the Company to reimburse the Company for all costs of the program, including a return on its funds. The Life Insurance Program, over its life, will not result in any material cost to the Company.

  Director Emeritus Program--The Company has adopted a Director Emeritus Program that will be available during the transition to a new Interstate Energy Corporation board of directors. A director emeritus is appointed by the Board of Directors of the Company and is entitled to serve as such until age 70, but no longer than two years. Directors emeriti are entitled to receive the annual retainer fee paid to the Company's regular directors. Directors emeriti will participate in various board activities but are not voting members.

                        OWNERSHIP OF VOTING SECURITIES

  Listed in the following table are the shares of the Company's common stock owned, as of December 31, 1996, by the executive officers listed in the Summary Compensation Table and each of the directors of the Company, as well as shares owned by the directors and officers as a group. The table also sets forth each person known by the Company to beneficially own, as of December 31, 1996, five percent or more of the outstanding shares of common stock of the Company.

                                                            SHARES
                                                         BENEFICIALLY   PERCENT
NAME OF BENEFICIAL OWNER                                   OWNED(1)     OF CLASS
------------------------                                 ------------   --------
Executives(2)
  Lance W. Ahearn.......................................     23,041        *
  A. J. (Nino) Amato....................................      3,290(3)     *
  William D. Harvey.....................................      7,817(3)     *
  Eliot G. Protsch......................................      8,731(3)     *
Director Nominees
  Erroll B. Davis, Jr...................................     10,879(3)     *
  Milton E. Neshek......................................     11,007        *
  Carol T. Toussaint....................................      9,243        *
Continuing Directors
  L. David Carley.......................................      4,175        *
  Rockne G. Flowers.....................................      8,123        *
  Donald R. Haldeman....................................      3,625        *
  Katharine C. Lyall....................................      5,245        *
  Arnold M. Nemirow.....................................      7,005        *
  Henry C. Prange.......................................     10,473(3)     *
  Judith D. Pyle........................................      4,744        *
All Executives and Directors as a Group (27 people),
 including those listed above...........................    132,096        *
Other Beneficial Owners (4)
  IES...................................................  6,123,944      16.6%
  IPC...................................................  6,123,944      16.6%

--------
* Less than one percent of the total outstanding shares of Company common stock.
(1) Total shares of Company common stock outstanding on December 31, 1996 were 30,773,735.
(2) Stock ownership of Mr. Davis is shown with director nominees.
(3) Included in the beneficially owned shares shown are the following indirect ownership interests with shared voting and investment powers: Mr. Amato-- 938; Mr. Harvey--1,662; Mr. Protsch--461; Mr. Davis--4,976; and Mr.
    Prange--248.
(4) By reason of stock option agreements entered into in connection with the Merger Agreement, each of IES and IPC may be deemed to have sole voting and dispositive power with respect to the shares listed above which are subject to their respective options and, accordingly, each of IES and IPC may be deemed to beneficially own all of such shares (assuming exercise of its options and the nontriggering of the other party's right to exercise its options for common stock). However, each of IES and IPC expressly disclaimed any beneficial ownership of such shares because the options are exercisable only in certain circumstances. The address for IES is: IES Tower, 200 First Street SE, Cedar Rapids, Iowa 52401. The address for IPC is: 1000 Main Street, P.O. Box 769, Dubuque, Iowa 532004-0769.

                      COMPENSATION OF EXECUTIVE OFFICERS

  The following Summary Compensation Table sets forth the total compensation paid by the Company and its subsidiaries for all services rendered during 1996, 1995, and 1994 to the Chief Executive Officer and the four other most highly compensated executive officers of the Company or its subsidiaries who perform policy making functions for the Company.

                          SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                     ANNUAL COMPENSATION            COMPENSATION AWARDS
                              ---------------------------------- --------------------------
                                                                 RESTRICTED   SECURITIES
        NAME AND                                  OTHER ANNUAL     STOCK      UNDERLYING       ALL OTHER
   PRINCIPAL POSITION    YEAR SALARY(1) BONUS(2) COMPENSATION(3) AWARDS(4)  OPTIONS/SARS(5) COMPENSATION(6)
   ------------------    ---- --------- -------- --------------- ---------- --------------- ---------------
Erroll B. Davis, Jr..... 1996 $450,000  $297,862     $23,438      $      0      12,600          $66,711
President and CEO        1995  426,038   125,496      18,963             0      13,100           61,513
                         1994  426,038   128,232      14,958       272,000           0           57,723
William D. Harvey....... 1996  220,000    92,104      10,765             0       4,650           29,343
Senior Vice              1995  203,846    47,340       5,746             0       4,700           23,534
 President--WP&L         1994  193,654    56,080       5,203             0           0           22,632
Eliot G. Protsch........ 1996  220,000   101,224       7,657             0       4,650           25,890
Senior Vice              1995  200,000    47,520       4,169             0       4,700           20,178
 President--WP&L         1994  190,000    56,080       3,930             0           0           18,346
Lance W. Ahearn......... 1996  205,000    59,860       6,180             0           0           35,147
President and CEO--      1995  195,000    34,125       3,814             0           0           29,663
HDC                      1994  186,533    33,576           0             0           0           30,811
Anthony J. Amato........ 1996  168,846    65,920       9,346             0       3,550           22,723
Senior Vice              1995  156,804    40,046       5,144             0       3,650           18,059
 President--WP&L         1994  152,885    43,138       5,328             0           0           17,021

--------
(1) Includes vacation days sold back to the Company.
(2) The bonus for 1996 includes special bonuses related to time and effort expended in working toward the completion of the merger with IES and IPC:
    Mr. Davis--$75,000; Mr. Harvey--$10,000; Mr. Protsch--$20,000; Mr. Amato--
    $5,000.
(3) Other Annual Compensation for 1996 consists of: Income tax gross-ups for reverse split-dollar life insurance: Mr. Davis--$13,984, Mr. Harvey-- $5,692, Mr. Protsch--$3,268, Mr. Ahearn--$3,640, and Mr. Amato--$4,957;
    and income tax gross-ups on financial counseling benefit: Mr. Davis-- $9,454, Mr. Harvey--$5,073, Mr. Protsch--$4,389, Mr. Ahearn--$2,540, and
    Mr. Amato--$4,389.
(4) The restricted stock award to Mr. Davis consists of 1.67 shares of HDC common stock which had an estimated net book value of $269,132 at December 31, 1996. Dividends are not paid on Mr. Davis' restricted stock. These shares vest at a rate of 0.4175 shares per year beginning on December 21, 1994, and will be fully vested on March 31, 1997, subject to earlier vesting in certain cases. These shares are subject to transfer restrictions in accordance with a Restricted Stock Agreement between the Company, HDC and Mr. Davis. The Company loaned to Mr. Davis $194,929 which equals the income taxes withheld in connection with shares vested as of December 31, 1996. Mr. Davis is charged interest on the loan at the prime rate.
(5) Awards made in 1996 were in combination with contingent dividend awards as described in the table entitled "Long-Term Incentive Awards in 1996".
(6) All Other Compensation for 1996 consists of: matching contributions to 401(k) plan, Mr. Davis--$13,500, Mr. Harvey--$6,600, Mr. Protsch--$6,600,
    Mr. Ahearn--$4,750, and Mr. Amato--$4,100; Financial counseling benefit, Mr. Davis--$10,250, Mr. Harvey--$5,500, Mr. Protsch-- $5,500, Mr. Ahearn--$5,500, and Mr. Amato--$5,500; Split dollar life insurance premiums, Mr. Davis--$27,800, Mr. Harvey--$11,072, Mr. Protsch-- $9,695, Mr. Ahearn--$18,017, and Mr. Amato--$6,911; and Reverse split dollar life insurance, Mr. Davis--$15,161, Mr. Harvey--$6,171, Mr. Protsch--$4,095, Mr. Ahearn--$6,880, and Mr. Amato--$6,212. The split dollar insurance premiums are calculated using the "foregone interest" method.

                             OPTION GRANTS IN 1996

  The following table sets forth certain information concerning options granted during 1996 to the executive officers named in the Summary Compensation Table.

                           OPTION/SAR GRANTS IN 1996

                                                                           POTENTIAL REALIZABLE
                                                                             VALUE AT ASSUMED
                                                                           ANNUAL RATES OF STOCK
                                                                          PRICE APPRECIATION FOR
                                        INDIVIDUAL GRANTS                     OPTION TERM(2)
                         ------------------------------------------------ -----------------------
                          NUMBER OF    % OF TOTAL
                            SHARES    OPTIONS/SARS
                          UNDERLYING   GRANTED TO  EXERCISE OR
                         OPTIONS/SARS EMPLOYEES IN BASE PRICE  EXPIRATION
     NAME                 GRANTED(1)  FISCAL YEAR   ($/SHARE)     DATE        5%          10%
     ----                ------------ ------------ ----------- ---------- ----------- -----------
Erroll B. Davis, Jr.....    12,600        17%        $30.75      1/2/06      $243,684    $617,652
William D. Harvey.......     4,650         6%         30.75      1/2/06        89,931     227,943
Eliot G. Protsch........     4,650         6%         30.75      1/2/06        89,931     227,943
Lance W. Ahearn.........        NA         NA            NA          NA            NA          NA
Anthony J. Amato........     3,550         5%         30.75      1/2/06        68,657     174,021

--------
(1) Consists of non-qualified stock options to purchase shares of Company common stock granted pursuant to the Company's Long-Term Equity Incentive Plan. These options were granted on January 2, 1996, and will fully vest on January 2, 1999. The options were granted with an equal number of contingent dividend awards as described in the table entitled "Long-Term Incentive Awards in 1996", and have per share exercise prices equal to the fair market value of a share of Company common stock on the date of grant. Upon a "change in control" as defined in the Long-Term Equity Incentive Plan or upon retirement, disability or death of the option holder, these options shall become immediately exercisable. Upon exercise of an option, the executive purchases all or a portion of the shares covered by the option by paying the exercise price multiplied by the number of shares as to which the option is exercised, either in cash or by surrendering common shares already owned by the executive.
(2) The hypothetical potential appreciation shown for the named executives is required by the rules of the Securities and Exchange Commission. The amounts shown do not represent either the historical or expected future performance of Company common stock. For example, in order for the named executives to realize the potential values set forth in the 5% and 10% columns in the table above, the price per share of the Company's common stock would be $50.09 and $79.77, respectively, as of the expiration date of the options.

  The following table provides information for the named executives regarding the number and value of unexercised options. No options were exercised during 1996.

                      OPTION VALUES AT DECEMBER 31, 1996

                              NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                             UNDERLYING UNEXERCISED   IN-THE-MONEY OPTIONS/SARS
                            OPTIONS/SARS AT YEAR END       AT YEAR END(1)
                            ------------------------- -------------------------
     NAME                   EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
     ----                   ----------- ------------- ----------- -------------
Erroll B. Davis, Jr........       0        25,700           0        $8,188
William D. Harvey..........       0         9,350           0         2,938
Eliot G. Protsch...........       0         9,350           0         2,938
Lance W. Ahearn............      NA            NA          NA            NA
Anthony J. Amato...........       0         7,200           0         2,281

--------
(1) Based on the closing per share price on December 31, 1996 of Company common stock of $28.125.

  The following table provides information concerning long-term incentive awards made to the named executives in 1996.

                      LONG-TERM INCENTIVE AWARDS IN 1996

                                                          ESTIMATED FUTURE PAYOUTS
                                                              UNDER NON-STOCK
                            NUMBER OF     PERFORMANCE OR    PRICE-BASED PLANS(2)
                          SHARES, UNITS    OTHER PERIOD   ------------------------
                         OR OTHER RIGHTS UNTIL MATURATION THRESHOLD TARGET MAXIMUM
     NAME                    (#)(1)         OR PAYOUT        ($)     ($)     ($)
     ----                --------------- ---------------- --------- ------ -------
Erroll B. Davis, Jr.....     12,600           1/2/99       60,228   75,222 131,670
William D. Harvey.......      4,650           1/2/99       22,227   27,761  48,593
Eliot G. Protsch........      4,650           1/2/99       22,227   27,761  48,593
Lance W. Ahearn.........         NA               NA           NA       NA      NA
Anthony J. Amato........      3,550           1/2/99       16,969   21,194  37,098

--------
(1) Consists of Performance Units awarded under the Company's Long-Term Equity Incentive Plan in combination with stock options (as described in the table entitled "Option/SAR Grants in 1996"). These Performance Units are entirely in the form of contingent dividends and will be paid if total shareholder return over a three-year period ending January 2, 1999 equals or exceeds the median return earned by the companies in a peer group of utility holding companies, except that there will be no payment if the Company's total return is negative over the course of such period. If payable, each participant will receive an amount equal to the accumulated dividends paid on one share of Company common stock during the period of January 2, 1996 through December 31, 1999 multiplied by the number of performance units awarded to the participant, and modified by a performance multiplier which ranges from 0 to 1.75 based on the Company's total return relative to the peer group.
(2) Assumes, for purposes of illustration only, a two cent per share increase in the annual dividend on shares of common stock for 1997 and 1998.

              CERTAIN TRANSACTIONS AND AGREEMENTS WITH EXECUTIVES

  The Company has entered into employment and severance agreements with certain of its executive officers and certain executive officers of its subsidiaries, including Messrs. Davis, Harvey, Protsch, Ahearn and Amato. The Company recognizes that, in today's developing competitive marketplace within the energy industry, circumstances may arise in which a change in control of the Company may occur, through acquisition or otherwise. This potentiality may cause uncertainty about the continued employment of certain key executives with the Company, without regard to the competence or past contributions of the executives. The Company recognizes further that this uncertainty could result in the loss to the Company of valuable services of one or more of the key executives, particularly during a period when these same executives may be called upon to negotiate on behalf of the shareowners. Because of the intimate knowledge of the business and the affairs of the Company which these executives possess, such loss could be to the detriment of the Company and its shareowners. To provide the Company and certain key executives reasonable security against changes in the relationship of the executives with the Company in the event of a change in control, the Company entered into the employment and severance agreements. The agreements provide that each executive officer that is a party to the agreements is entitled to benefits if, within five years after a change in control of the Company (as defined in the agreements), the officer's employment is ended through (i) termination by the Company, other than by reason of death or disability or for cause (as defined in the agreements), or (ii) termination by the officer due to a breach of the agreement by the Company or a significant change in the officer's responsibilities, or (iii) in the case of Mr. Davis' agreement, termination by Mr. Davis following the first anniversary of the change of control. The benefits provided are: (i) a cash termination payment of one, two or three times (depending on which executive is involved) the sum of the executive officer's annual salary and his average annual bonus during the three years before the termination and (ii) continuation for up to five years of equivalent hospital, medical, dental, accident, disability and life insurance coverage as in effect at the time of termination. The agreements also provide the foregoing benefits in connection with certain terminations which are effected in anticipation of a change of control. Each agreement provides that if any portion of the benefits under the agreement or under any other agreement for the officer would constitute an excess payment for purposes of the Internal Revenue Code, benefits will be reduced so that the officer will be entitled to receive $1 less than the maximum amount which he could receive without becoming subject to the 20% excise tax imposed by the Code on certain excess payments, or which the Company may pay without loss of deduction under the Code. The Board of Directors has authorized that each of the above referenced agreements be amended to specifically provide that the consummation of the transactions contemplated by the Merger Agreement will constitute a change of control in certain circumstances for purposes of the agreements.

  The Company and HDC also entered into a Restricted Stock Agreement with Mr. Davis in relation to the award to Mr. Davis in 1994 of 1.67 shares of HDC common stock as shown in the Summary Compensation Table. The agreement restricts the transfer of the HDC stock awarded to Mr. Davis and gives HDC the right of first refusal on any proposed transfer of the stock, at prices per share as determined in accordance with the agreement. The agreement also provides for the sale of the stock by Mr. Davis to HDC in the event of a sale of HDC, and, beginning on March 31, 1997, provides for the conversion of the HDC stock into common stock of the Company over a period of five years at a ratio as determined in accordance with the agreement.

  The Company and HDC also have in place a Restricted Stock Agreement with Mr. Ahearn in connection with an award to Mr. Ahearn of 5 shares of HDC common stock in 1991. The final portion of Mr. Ahearn's stock vested in 1994. The provisions of the agreement with Mr. Ahearn are similar to the provisions of the agreement with Mr. Davis. HDC had loaned to Mr. Ahearn an amount of $502,948 which equals the income taxes withheld, plus accumulated interest at the prime rate, in connection with HDC shares awarded to him. On April 1, 1996, Mr. Ahearn converted 1.67 shares of HDC stock into 21,672 shares of Company common stock in accordance with provisions of the agreement. On June 30, 1996, Mr. Ahearn sold back 1.8 shares to HDC in accordance with provisions of the agreement at an aggregate price of $722,073 determined on the basis of an independent appraisal of the value of HDC stock. On June 30, 1996, Mr. Ahearn repaid his outstanding loans from the Company in full.

                     RETIREMENT AND EMPLOYEE BENEFIT PLANS

  Salaried employees (including officers) of the Company and WP&L are eligible to participate in a Retirement Plan maintained by WP&L. Mr. Ahearn is not eligible to participate in the plan. All of the other executive officers named in the foregoing Summary Compensation Table participated in the plan during 1996. Contributions to the plan are determined actuarially, computed on a straight-life annuity basis, and cannot be readily calculated as applied to any individual participant or small group of participants. For purposes of the plan, compensation means payment for services rendered, including vacation and sick pay, and is substantially equivalent to the salary amounts reported in the foregoing Summary Compensation Table. Retirement Plan benefits depend upon length of plan service (up to a maximum of 30 years), age at retirement, and amount of compensation (determined in accordance with the plan) and are reduced by up to 50 percent of Social Security benefits. Credited years of service under the plan for covered persons named in the foregoing Summary Compensation Table are as follows: Erroll B. Davis, Jr., 17 years; Eliot G. Protsch, 17 years; A. J. (Nino) Amato, 10 years; and William D. Harvey, 9 years. Assuming retirement at age 65, a Retirement Plan participant (in conjunction with the Unfunded Supplemental Retirement Plan described below) would be eligible at retirement for a maximum annual retirement benefit as follows:

                             RETIREMENT PLAN TABLE

                              ANNUAL BENEFIT AFTER SPECIFIED YEARS IN PLAN*
AVERAGE ANNUAL             ---------------------------------------------------
COMPENSATION                  5      10       15       20       25       30
--------------             ------- ------- -------- -------- -------- --------
$125,000.................. $10,210 $20,421 $ 30,631 $ 40,841 $ 51,052 $ 61,262
 150,000..................  12,502  25,004   37,506   50,008   62,510   75,012
 200,000..................  17,085  34,171   51,256   68,341   85,427  102,512
 250,000..................  21,669  43,337   65,006   86,675  108,343  130,012
 300,000..................  26,252  52,504   78,756  105,008  131,260  157,512
 350,000..................  30,835  61,671   92,506  123,341  154,177  185,012
 400,000..................  35,419  70,837  106,256  141,675  177,093  212,512
 450,000..................  40,002  80,004  120,006  160,008  200,010  240,012
 475,000..................  42,294  84,587  126,881  169,175  211,468  253,762
 500,000..................  44,585  89,171  133,756  178,341  222,927  267,512
 525,000..................  46,877  93,754  140,631  187,508  234,385  281,262
 550,000..................  49,169  98,337  147,506  196,675  245,843  295,012

--------
*Average annual compensation is based upon the average of the highest 36 consecutive months of compensation. The Retirement Plan benefits shown above are net of estimated Social Security benefits and do not reflect any deductions for other amounts. The annual retirement benefits payable are subject to certain maximum limitations (in general, $120,000 for 1995 and $150,000 for 1996) under the Internal Revenue Code. Under the Retirement Plan and a supplemental survivors income plan, if a Retirement Plan participant dies prior to retirement, the designated survivor of the participant is entitled to a monthly income benefit equal to approximately 50 percent (100 percent in the case of certain executive officers and key management employees) of the monthly retirement benefit which would have been payable to the participant under the Retirement Plan if the participant had remained employed by the Company until eligible for normal retirement.

  Unfunded Supplemental Retirement Plan--WP&L maintains an Unfunded Supplemental Retirement Plan which provides funds for payment of retirement benefits above the limitations on payments from qualified pension plans in those cases where an employee's retirement benefits exceed the qualified plan limits. Additionally, the plan provides for payments of supplemental retirement benefits to employees holding the position of Vice President or higher, who have been granted additional months of service by the Board of Directors for purposes of computing retirement benefits. The benefits payable under this plan are included in the amounts disclosed in the Retirement Plan Table set forth above.

  Unfunded Executive Tenure Compensation Plan--WP&L maintains an Unfunded Executive Tenure Compensation Plan to provide incentive for key executives to remain in the service of WP&L by providing additional compensation which is payable only if the executive remains with WP&L until retirement (or other termination if approved by the Board of Directors). Participants in the plan must be designated by the Chief Executive Officer of WP&L and approved by its Board of Directors. Mr. Davis was the only active participant in the plan as of December 31, 1996. The plan provides for monthly payments to a participant after retirement (at or after age 65, or with Board approval, prior to age 65) for 120 months. The payments will be equal to 25 percent of the participant's highest average salary for any consecutive 36-month period. If a participant dies prior to retirement or before 120 payments have been made, the participant's beneficiary will receive monthly payments equal to 50 percent of such amount for 120 months in the case of death before retirement, or if the participant dies after retirement, 50 percent of such amount for the balance of the 120 months. Annual benefits of $112,500 would be payable to Mr. Davis upon retirement, assuming he continues in WP&L's service until retirement at the same salary as was in effect on December 31, 1996.

              REPORT OF THE COMPENSATION AND PERSONNEL COMMITTEE
                           ON EXECUTIVE COMPENSATION

  TO OUR SHAREOWNERS: The Compensation and Personnel Committee (the "Committee") of the Board of Directors of the Company is comprised of five independent, nonemployee directors who have no "interlocking" relationships, as defined by the Securities and Exchange Commission. The Committee assesses the effectiveness and competitiveness of, approves the design of, and administers executive compensation programs within a consistent total compensation framework for the Company. The Committee also reviews and approves all salary arrangements and other remuneration for executives, evaluates executive performance, and considers related matters. To support the Committee in carrying out its mission, Towers Perrin, an independent consultant, is engaged to provide assistance in the development of comprehensive executive compensation policies.

  The Committee is committed to implementing a total compensation program for executives which furthers the Company's mission. The Committee, therefore, adheres to the following compensation policies which are intended to facilitate the achievement of the Company's business strategies.

    Total compensation should enhance the Company's ability to attract, retain, and encourage the development of exceptionally knowledgeable and experienced executives, upon whom, in large part, the successful operation and management of the Company depends.

    Base salary levels should be targeted at a competitive market range paid to executives of comparable companies.

    Incentive compensation programs should strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is consistent with meeting predetermined Company, subsidiary, and individual performance goals.

COMPONENTS OF COMPENSATION

  The Committee relates total compensation levels for the Company's senior executives to the compensation paid to executives of comparable companies. As the Company is a diversified utility holding company with both regulated and nonregulated operations, comparison groups are customized to the respective position which an executive holds. Utility executives' pay is compared to that of executives with similar responsibilities at utilities and/or non-utilities (general industries) in both the Midwest and national markets, as well as to companies with similar revenue levels and employment levels. Compensation paid to holding company executives, including Mr. Davis, is compared to the compensation paid by a utility comparison group. However, in order to recognize holding company employees for increasing nonregulated business responsibilities, benchmark data also are drawn from similarly sized diversified industrial companies furnished by public survey data. For executives with sole responsibilities in the nonregulated businesses, comparison group data reflect the relevant mix of the nonregulated business operations.

  The Committee has reviewed overall compensation levels and compared them to the benchmarks established. It has been determined that total executive compensation, including that for Mr. Davis, is in line with competitive salaries of the comparison groups of companies.

  The current elements of the Company's executive compensation program are base salary, short-term (annual) incentives and long-term (equity) incentives. These elements are addressed separately below. In determining each component of compensation, the Committee considers all elements of an executive's total compensation package, including benefit and perquisite programs.

BASE SALARIES

  The Committee annually reviews each executive's base salary. Base salaries are targeted at a competitive market range when comparing both utility and non-utility (general industry) data. Base salaries are adjusted annually by the Committee to recognize changes in the market, varying levels of responsibility, prior experience, and breadth of knowledge. Increases to base salaries are driven primarily by market adjustments. Individual performance factors are not considered by the Committee in setting base salaries. In 1996, certain executives received base salary increases in recognition of changes in the current market. Greater emphasis was placed on the opportunity for executives to increase their earnings through annual incentive plans by exceeding specific strategic goals. Base pay adjustments are tied to market changes in appropriate salary levels and will minimize across-the-board increases. During 1996, all executive salaries were reviewed for market comparability using utility and general industry data contained in compensation surveys published by Edison Electric Institute, American Gas Association and several compensation consulting firms. Any recommended changes will be effective for 1997. Market ranges will be reviewed annually.

SHORT-TERM INCENTIVES

  The goal of short-term (annual) incentive programs is to promote the Committee's pay-for-performance philosophy by providing executives with direct financial incentives in the form of annual cash or stock based bonuses to achieve corporate, subsidiary, and individual performance goals. Annual bonus opportunities allow the Committee to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals. The Committee on an annual basis reviews and approves the program's performance goals and the relative weight assigned to each goal as well as targeted and maximum award levels. A description of the short-term incentive programs available to executive officers follows.

  Wisconsin Power and Light Company Management Incentive Plan--The WP&L Management Incentive Plan (the "WP&L MIP") covers utility executives and in 1996 was based on achieving annual targets in several areas of overall corporate performance that include profitability, operations and maintenance expense control, reduction in lost time accidents, and individual/team performance. Target and maximum bonus awards were set at the median of the utility market levels. Targets were considered by the Committee to be achievable, but require above-average performance from each of the executives. For 1996, the threshold levels for all WP&L MIP performance categories were exceeded. Actual payment of bonuses, as a percentage of annual salary, is determined by the level of performance achieved in each category. Weighting factors are applied to the percentage achievement under each category to determine overall performance. If the threshold performance level is not reached, there is no bonus payment associated with that particular category. Once the designated maximum performance is reached, there is no additional payment. The actual percentage of salary paid as a bonus, within the allowable range, is equal to the weighted average percent achievement for all the performance categories. For example, if the overall weighted performance achievement is 70%, the executive will receive 70% of his or her maximum allowable bonus award. The WP&L MIP awarded 91 percent of its allowable maximum for 1996. Potential WP&L MIP awards for executives range from 0 to 40 percent of annual salary. The WP&L MIP does not allow for discretion in bonus determinations. Awards for 1996 under the WP&L MIP made to top executives (other than to Mr. Davis and Mr. Ahearn) are shown in the Summary Compensation Table.

  Heartland Development Corporation Management Incentive Plan--Mr. Ahearn and selected other executives of HDC are covered by the HDC Management Incentive Plan (the "HDC MIP") which is based on achievement of specified combinations of net income and revenue growth targets and on achieving a number of other specific HDC performance objectives which included the development of business strategies for certain new ventures and restructuring and growth targets for existing operating units. The incentive compensation plan for Mr. Ahearn consists of a potential award maximum of 80 percent of his base salary; 75 percent associated with performance in the net income and revenue growth category and 25 percent for the achievement of specific personal performance goals. The actual payment of bonuses as a percentage of annual salary is determined as described for the WP&L MIP. The HDC MIP awarded 37 percent of its allowable maximum in 1996. Mr. Ahearn's award for 1996 under the HDC MIP is set forth in the Summary Compensation Table.

  WPL Holdings Management Incentive Plan--Mr. Davis is covered by the Company's Management Incentive Plan (the "WPLH MIP"). Awards under the WPLH MIP are based on WP&L, HDC and individual performance achievement in relation to predetermined goals. For each Plan year, the Committee will determine the performance apportionment for Mr. Davis. In 1996 that apportionment was 50% for WP&L performance, 25% for HDC performance and 25% for individual performance. WP&L performance is measured based on the overall percentage achievement factor of the corporate goals established for the WP&L MIP. HDC performance is measured based on the overall percentage achievement of the 1996 financial performance goals from the HDC plan. Individual performance is measured based on the achievement of certain specific goals, which included strategy development and implementation, established for Mr. Davis by the Committee. The 1996 WPLH MIP award range for Mr. Davis was from 0 to 70 percent of annual salary. The actual payment of bonuses as a percentage of annual salary is determined as described for the WP&L MIP. In 1996, the WPLH MIP provided a payment to Mr. Davis as a result of the achievement of goals under the WP&L MIP, the HDC financial performance component, and for achievement of the personal goals established by the Committee. For 1996 performance, Mr. Davis' annual bonus payment represented 49 percent of his base salary, as reflected in the Summary Compensation Table. Under the WPLH MIP, Mr. Davis was awarded $222,862 solely in connection with 1996 performance as discussed above. In the judgment of the Committee, Mr. Davis' award range is in line with the median of the same combined utility and general industry comparison group used for base salary comparisons.

LONG-TERM INCENTIVES

  The Committee strongly believes compensation for senior executives should include long-term, at-risk pay to strengthen the alignment of shareowner and management interests at both the WP&L and HDC level. In this regard, the Long-Term Equity Incentive Plan allows for grants of stock options, restricted stock, and performance units/shares with respect to the Company's common stock. The Committee believes the Long-Term Equity Incentive Plan balances the Company's existing compensation programs by emphasizing compensation based on the long-term successful performance of the Company from the perspective of the shareowners. Stock options provide a reward that is directly tied to the benefit shareowners receive from increases in the price of the Company's common stock. The payout from the performance units is based on the Company's continued payment of dividends, a significant component of investment returns for utilities, and the relative total return to shareowners compared to other comparable investments. Thus, the two components of the Long-Term Equity Incentive Plan, i.e., stock options and performance units, provide incentives for management to produce superior shareowner returns on both an absolute and relative basis. During 1996 the Committee made a grant of stock options and performance units to Messrs. Davis, Amato, Protsch and Harvey. All option grants were made at the fair market value of the Company's common stock on the date the grants were approved (January 2, 1996). The options vest after three years and have a ten-year term from the date of the grant. Executives were also granted performance units which will accumulate all of the dividends paid on one share of the Company's common stock over a three-year period. One performance unit was granted for each option received by the executive. Accrued dividends are not reinvested in the Company's common stock, nor is any interest paid on accrued dividends. Performance units will be paid out in cash or in shares of the Company's Common Stock. The payment will be modified by a performance multiplier which ranges from 0 to 1.75 based on the three year average of the Company's total shareowner return relative to a utility holding company peer group. If the Company's total shareowner return for the three year period is negative, the performance unit payout will be zero. In determining actual award levels, the Committee was primarily concerned with providing a competitive total compensation level to officers. As such, award levels (including the awards made to Mr. Davis) were based on a competitive analysis of similarly-sized utility companies that took into consideration the market level of long-term incentives, as well as the competitiveness of the total compensation package. Award ranges, as well as individual award levels, were then established based on responsibility level and market competitiveness. No corporate or individual performance measures were reviewed in connection with the awards of options and performance units. Award levels were targeted to the median of the range of such awards paid by comparable companies. In addition, the Committee did not consider the amounts of options or performance units already outstanding or previously granted when making awards for 1996.

SPECIAL BONUS PAYOUT

  During 1996, Company executives devoted considerable time and effort toward the completion of the merger with IES and IPC. The Committee and the Board determined that there should be appropriate recognition and reward for this work. Therefore, the Committee recommended and the Board approved special one time bonus awards in the amounts of $75,000 for Mr. Davis, $20,000 for Mr. Protsch, $10,000 for Mr. Harvey and $5,000 for Mr. Amato.

POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

  Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to executive officers named in the proxy statement to $1 million unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. The Committee has carefully considered the impact of this tax code provision. Based on the Committee's commitment to link compensation with performance as described in this report, the Committee currently intends to qualify compensation paid to the Company's executive officers for deductibility under Section 162(m).

CONCLUSION

  The Committee believes the existing executive compensation policies and programs provide the appropriate level of competitive compensation for the Company's executives. In addition, the Committee believes that the long and short term performance incentives effectively align the interests of executives and shareowners toward a successful future for the Company.

                                           COMPENSATION AND PERSONNEL COMMITTEE
                                     Arnold M. Nemirow (Chair)
                                      Milton E. Neshek
                                      Henry C. Prange
                                     Judith D. Pyle
                                     Carol T. Toussaint

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

  Rules of the Securities and Exchange Commission require that the Company show a graphical comparison of the total return on its common stock for the last five fiscal years with the total returns of a broad market index and a more narrowly focused industry or group index. (Total return is defined as the return on common stock including dividends and stock price appreciation, assuming reinvestment of dividends.) The Company has selected the Standard & Poors (S&P) 500 index for the broad market index, and the S&P Utility Index as the industry index. These indices were selected because of their broad availability and recognition. The following chart compares the total return of an investment of $100 in Company common stock on December 31, 1991, with like returns for the S&P 500 and S&P Utilities indices.

                             [GRAPH APPEARS HERE]

                       1991      1992      1993      1994      1995      1996
WPL Holdings, Inc.    $100.00   $109.39   $112.10   $ 99.59   $119.04   $116.70
S&P Utilities Index   $100.00   $108.09   $123.70   $113.87   $161.73   $166.78
S&P 500 Index         $100.00   $107.62   $118.46   $120.03   $165.13   $203.05

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The Company's directors, its executive officers, and certain other officers are required to report their ownership of the Company's common stock and WP&L preferred stock and any changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. All required filings in 1996 were properly made in a timely fashion. In making the above statements, the Company has relied on the representations of the persons involved and on copies of their reports filed with the Securities and Exchange Commission.

                                    GENERAL

  Voting--The outstanding voting securities of the Company on the record date stated below consisted of 30,773,735 shares of common stock. Only shareowners of the Company of record on its books at the close of business on February 25, 1997, are entitled to vote at the meeting. Each such shareowner is entitled to one vote for each share of common stock registered in his or her name on the record date, on each matter submitted to a vote at the meeting. Shareowners may vote either in person or by duly authorized proxy. The giving of proxies by shareowners will not affect their right to vote their shares if they attend the meeting and desire to vote in person. Presence at the meeting of a shareowner who signed a proxy, however, does not itself revoke the proxy. A proxy may be revoked by the person giving it at any time prior to the time it is voted by advising the Secretary of the Company prior to such voting. A proxy may also be revoked by a shareowner who duly executes another proxy bearing a later date but prior to the voting. All shares represented by effective proxies on the enclosed form, received by the Company, will be voted at the meeting or any adjourned or postponed session of the meeting, all in accordance with the terms of such proxies.

  Proposals of Shareowners--Under the rules of the Securities and Exchange Commission, any shareowner proposal intended to be presented at the 1998 Annual Meeting of Shareowners must be received at the principal office of the Company no later than November 7, 1997, in order to be eligible to be considered for inclusion in the Company's proxy materials relating to that meeting.

  Independent Auditors--The Board of Directors has appointed Arthur Andersen LLP as the Company's independent auditors for 1997. Arthur Andersen LLP acted as the independent auditors for the Company in 1996. Representatives of Arthur Andersen LLP are expected to be present at the meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

  Other Business--The meeting is being held for the purposes set forth in the notice accompanying this proxy statement. The Board of Directors of the Company knows of no business to be transacted at the meeting other than that set forth in the notice. However, if any other business should properly be presented to the meeting, the proxies will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                                          WPL Holdings, Inc.

                                          [LOGO OF ERROLL B. DAVIS, JR.]
                                          Erroll B. Davis, Jr.
                                          President and Chief Executive
                                           Officer

         [MAP SHOWING DIRECTIONS TO ANNUAL MEETING OF SHAREHOLDERS OF
                      WISCONSIN POWER AND LIGHT COMPANY]

                           PROXY CARD

[LOGO OF WPL HOLDINGS, INC.]

VOID                    Indicate your vote by an (x) in the appropriate box.
                        ELECTION OF DIRECTORS:
                        Nominees for terms ending in 2000.

                        Erroll B. Davis, Jr.             Withhold     For All
                        Milton E. Neshek      For All     For All    Except (*)
                        Carol T. Toussaint      [_]         [_]         [_]

                        (*) TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE AND MARK AN (X) IN THE "For All Except" BOX.


Please date and sign your name(s) exactly as shown above and mail promptly in the enclosed envelope.

_________________________________________________
Signature                       DATED
                                                           ACCT  #99999999
_________________________________________________
Signature                       DATED                      PROXY #700003-2

Important: When signing as attorney, executor, administrator, trustee, or guardian, please give your full title as such. In the case of JOINT
HOLDERS, all should sign.



                    Please FOLD here and DETACH Proxy Card
--------------------------------------------------------------------------------
     To All WPL Holdings, Inc. Shareowners:

     You are invited to attend the Annual Meeting of Shareowners on Wednesday, April 23, 1997, at 10:00 a.m. in the Exhibition Hall at the Dane County Exposition Center, 1881 Expo Mall, Madison, Wisconsin.

     Above is your 1997 WPL Holdings, Inc. Proxy Card. Please read both sides of the Proxy Card, note your election, sign and date it. Detach and return it promptly in the self-addressed enclosed envelope. We encourage you to vote your shares. This will help avoid any expenses associated with follow-up letters to shareowners who have not responded.

     If you are attending the Annual Meeting and Luncheon, please complete and detach the Reservation Form below and return it with the signed proxy card in the enclosed envelope.

     To cancel your luncheon reservation contact Shareowner Services at:
     Local(Madison).......(608) 252-3110
     Toll Free............1-800-356-5343

                 Please FOLD here and DETACH Reservation Form
--------------------------------------------------------------------------------

                          ANNUAL MEETING RESERVATION

VOID
               Return this stub only if you are planning to attend the luncheon.
                   I (WE) WILL ATTEND THE ANNUAL MEETING LUNCHEON.
                   Please list your name(s) and your guest(s) below:

ACCT #9999999      __________________________________________________

                   __________________________________________________

                   __________________________________________________

[LOGO OF WPL HOLDINGS, INC.]


                 ANNUAL MEETING OF SHAREOWNERS APRIL 23, 1997


The undersigned appoints Erroll B. Davis, Jr. and Edward M. Gleason, or either of them, attorneys and proxies, with the power of substitution to vote all shares of stock of WPL Holdings, Inc. of record in the name of the undersigned (including any shares held or credited to the undersigned's account under the Company's Dividend Reinvestment and Stock Purchase Plan) at the close of business on February 25, 1997, at the Annual Meeting of Shareowners of the Company, to be held in the Exhibition Hall at the Dane County Exposition Center, Madison, Wisconsin, on April 23, 1997, at 10:00 a.m., and at all adjournments thereof, upon all matters that properly come before the meeting, including the matters described in the Company's Notice of Annual Meeting of Shareowners dated March 7, 1997 and accompanying Proxy Statement subject to any directions on the reverse side of this card.

This Proxy is solicited on behalf of the Board of Directors of WPL Holdings, Inc.
     If No Choice is Specified, the Proxies Shall Vote FOR the Proposals.

           (continued and to be signed and dated on the other side)

--------------------------------------------------------------------------------